Exhibit 99.2

Denville Scientific Inc.

Consolidated Financial Statements

For the Year Ended December 31, 2008 (audited)

For the Six Months Ended June 30, 2009 and 2008 (unaudited)

Denville Scientific Inc.

Independent Auditors’ Report

Mr. Walter Demsia

Denville Scientific Inc.

Metuchen, NJ 08840

We have audited the accompanying consolidated balance sheet of Denville Scientific Inc (the “Company”) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Denville Scientific Inc. at December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We did not review or perform any procedures regarding the interim financial data as of June 30, 2009 and for the periods ended June 30, 2009 and 2008, contained herein.

July 31, 2009

Denville Scientific Inc.

Consolidated Balance Sheets

	December 31, 2008	June 30, 2009
		(unaudited)

Assets
Current:
Cash and cash equivalents	$1,330,734	$2,048,960
Accounts receivable, net of allowance for doubtful accounts and sales returns of $655,054 and $655,054	1,729,307	2,215,315
Inventories	2,312,461	2,223,921
Prepaid expenses and other current assets	7,655	36,920

Total current assets	5,380,157	6,525,116
Property and equipment, net	48,668	38,751

Total assets	$5,428,825	$6,563,867

Liabilities and Stockholders’ Equity
Current:
Accounts payable	$649,920	$1,060,212
Accrued liabilities	226,600	275,227
Income taxes payable	13,012	21,217

Total current liabilities	889,532	1,356,656

Total liabilities	889,532	1,356,656

Commitments and Contingencies

Stockholders’ equity
Common stock; $1.00 par value; 1,100 shares authorized and 1,100 outstanding as of December 31, 2008 and June 30, 2009	1,100	1,100
Retained earnings	4,538,193	5,206,111

Total stockholders’ equity	4,539,293	5,207,211

Total liabilities and stockholders’ equity	$5,428,825	$6,563,867

See accompanying notes to consolidated financial statements.

Denville Scientific Inc.

Consolidated Statements of Operations

	For the year ended December 31, 2008	For the six months ended June 30, 2008	For the six months ended June 30, 2009
		(unaudited)

Net sales	$19,409,916	$9,219,274	$11,099,192
Cost of sales	12,795,342	5,980,660	7,249,950

Gross profit	6,614,574	3,238,614	3,849,242
Operating expenses:
Selling, general and administrative	4,645,543	2,304,366	2,455,841

Operating income	1,969,031	934,248	1,393,401
Other income	-	-	5,155

Income from operations before provision for income taxes	1,969,031	934,248	1,398,556
Provision for state income taxes	13,012	6,500	371

Net income	$1,956,019	$927,748	$1,398,185

See accompanying notes to consolidated financial statements.

Denville Scientific Inc.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2007	1,100	$1,100	$3,424,168	$3,425,268
Shareholder distributions			(841,994)	(841,994)
Net income			1,956,019	1,956,019

Balance, December 31, 2008	1,100	1,100	4,538,193	4,539,293
Shareholder distributions			(730,267)	(730,267)
Net income			1,398,185	1,398,185

Balance, June 30, 2009 (unaudited)	1,100	$1,100	$5,206,111	$5,207,211

See accompanying notes to consolidated financial statements.

Denville Scientific Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31, 2008	For the six months ended June 30, 2008	For the six months ended June 30, 2009
		(unaudited)

Cash flows from operating activities:
Net income	$1,956,019	$927,748	$1,398,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,816	7,906	10,200
Provision for allowance for doubtful accounts	358,351	185,504	-
Changes in operating assets and liabilities
Increase in accounts receivable	(387,706)	(452,740)	(486,008)
(Increase) decrease in inventories	(419,344)	(28,732)	88,540
Decrease (increase) in prepaid expenses and other current assets	13,994	-	(29,265)
(Decrease) increase in accounts payable	(19,671)	(37,760)	410,292
Increase in accrued liabilities and other current liabilities	24,684	3,257	35,999
Increase in income taxes payable	1,278	2,940	8,205

Net cash provided by operating activities	1,543,421	608,123	1,436,148

Cash flows from investing activities:
Purchases of property and equipment	(35,386)	(19,974)	(283)

Net cash used in investing activities	(35,386)	(19,974)	(283)

Cash flows from financing activities:
Net proceeds from issuance of debt	-	-	12,628
Distributions to shareholders	(841,994)	(401,899)	(730,267)

Net cash used in financing activities	(841,994)	(401,899)	(717,639)

Net increase in cash and cash equivalents	666,041	186,250	718,226
Cash and cash equivalents, beginning of year	664,693	664,693	1,330,734

Cash and cash equivalents, end of year	$1,330,734	$850,943	$2,048,960

Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$11,734	$6,500	$371

See accompanying notes to consolidated financial statements.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

1. Description of Business	Denville Scientific Inc. (the “Company”) is a distributor of molecular biology research products, with a focus on liquid handling items utilized in laboratories. Sales are primarily to customers within the United States. Office and warehouse facilities are located in New Jersey. A national sales force provides face-to-face representation with the customer base.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Variable Interest Entity

The accompanying consolidated financial statements include the accounts of the Company and a variable interest entity for which the Company is the primary beneficiary.

The Company owns 45% of Denville Scientific Products Inc. (“DSP”), also a customer of the Company, and controls the operations as well as absorbs the gains and losses of DSP. Pursuant to Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), “Consolidation of Variable Interest Entities,” an enterprise that absorbs a majority of an entity’s expected losses, receives a majority of an entity’s residual returns, or both, is considered to be the primary beneficiary of the entity and must consolidate the entity in its financial statements.

Consequently, the Company is considered the primary beneficiary of DSP and has consolidated DSP in its consolidated financial statements as of and for the year ended December 31, 2008 and the six months ended June 30, 2009.

Selected stand alone information of DSP’s balance sheet as of December 31, 2008 and June 30, 2009 and its results of operations for the year and six months then ended are as follows:

	December 31, 2008	June 30, 2009
		(unaudited)
Total assets	$258,304	$288,702
Total liabilities	705,889	753,588
Stockholders’ deficit	(447,585)	(464,886)
Net sales	1,232,731	644,160
Net loss	(45,655)	(17,296)

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

No minority interest is reflected in the accompanying Consolidated Balance Sheets as of December 31, 2008 and June 30, 2009, due to the recurring losses of DSP that have exceeded the non-controlling ownership interest and have been absorbed by the Company.

All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Revenue Recognition

The Company generally records sales upon shipment of the related product, net of any discounts, as the product price is fixed and determinable, collection of the resulting receivable is probable, and product returns are reasonably estimable. The Company has no significant post delivery obligations.

Allowance for Sales returns and Allowance for doubtful accounts

The Company, during the normal course of business, will permit customers to return products. Most returns are received within 60 days of original sale. As a result, the Company has established an allowance for sales returns based on historical sales returns experience. In addition, the Company has established an allowance for doubtful accounts based upon historical write-off experience and assessments of the general financial conditions affecting the customer base. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

Cash & Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Investments and Fair Value Measurements

The Company maintains all cash in liquid accounts and has no investments.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under a number of other accounting pronouncements that require or permit fair value measurements. Certain provisions of SFAS No. 157 were effective for the Company beginning January 1, 2008, while certain other provisions were effective beginning January 1, 2009.

In February 2008, the FASB issued FASB FSP 157-2, which delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. These nonfinancial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and nonfinancial assets acquired and liabilities assumed in a business combination. Effective January 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities recognized at fair value on a recurring basis.

SFAS 157 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

Level 2 – Includes other inputs that are directly or indirectly observable in the market place.

Level 3 – Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value

The Company has no financial assets recorded at fair value, and consequently the adoption of SFAS 157 did not have a material impact on the Company’s consolidated financial statements.

Inventories

Inventories are stated at the lower of cost or market determined on a first-in, first-out basis. An allowance is established for obsolescence. Factors influencing the allowance include changes in demand, product life cycles and physical deterioration.

Income Taxes

The Company is a Subchapter “S” (“Sub S”) Corporation for Federal income tax purposes. As such, taxable income or losses and other taxable attributes pass directly through to the shareholders. Provisions for state income taxes are accrued at the various state tax rates. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), which requires the recognition of deferred income tax liabilities and assets at currently enacted income tax rates for the expected future tax consequence of events that have been included in the financial statements or tax returns. It is customary for the Company to distribute amounts to the shareholders sufficient to fund the tax obligations created as a result of including the corporate earnings on their individual tax returns.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

Concentration of Risk

The Company has over 1,000 active customers, but no single customer represents greater than 4% and 4% of revenue for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company provides credit to customers on an unsecured basis after evaluating customer credit worthiness. Customers without sufficient credit worthiness may purchase items on a cash on delivery (“COD”) or prepaid basis.

The Company, at times, has balances with financial institutions in excess of the Federal Deposit Insurance Coverage (“FDIC”) limit. The Company holds balances with major financial institutions.

Property, Equipment and Depreciation

Property and equipment are carried at cost, less accumulated depreciation, and include expenditures that increase the useful lives of existing assets. Maintenance and repairs are charged to current operations as incurred. Upon sale, retirement, or other disposition of these assets, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in Other income (expense), in the Statement of Operations.

Long-Lived Assets

The Company reviews long-lived assets for impairment under the guidance prescribed by “SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company recognizes impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. There were no impairment losses recognized during the periods ended December 31, 2008 and June 30, 2009.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

Fair Value of Financial Instruments

Financial assets and liabilities reported in the Company’s Balance Sheets consist of cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses for which the carrying value approximates fair value due to the nature of these items.

Shipping and Handling

The Company reports shipping and handling costs as a component of cost of goods sold.

Advertising Costs

The Company records advertising costs in accordance with Statement of Position 93-7 “Reporting on Advertising Costs”. Advertising costs of $86,982 and $46,561 were expensed for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Recent Accounting Pronouncements

SFAS No. 141(R)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (SFAS 141(R)”). SFAS No. 141(R) is effective for the Company beginning January 1, 2009 and applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Under SFAS No. 141(R), among other things, an acquiring entity will generally be required to recognize all the assets acquired and liabilities assumed, acquisition costs will be generally expensed as incurred, noncontrolling interests (formally known as “minority interest”) will be valued at fair value at the acquisition date, and acquired in-process research and development will be recorded at fair value as an indefinite-lived intangible asset.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

SFAS No. 160

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Principals Board No. 51” (“SFAS No. 160”). SFAS No. 160 is effective for the Company beginning January 1, 2009 but does require retroactive adoption of the presentation and disclosure requirements for existing noncontrolling interests. Under SFAS No. 160, among other things, noncontrolling interests will be classified as a component of stockholders’ equity. SFAS No. 160 did not have an effect on our financial position and results of operations.

SFAS No. 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 was effective January 1, 2008 and permits companies to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option is elected are reported in earnings at each subsequent reporting date. SFAS No. 159 did not have an effect on our financial position and results of operations.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

FIN 48

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2008, which for the Company would be the fiscal year beginning January 1, 2009, and the provisions of FIN 48 will be applied to all tax positions upon initial adoption of the Interpretation. FIN 48 also applies to so called “pass-through” entities similar to the Company. The cumulative effect of applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. FIN 48 did not have an effect on our financial position and results of operations.

3. Property and Equipment	The following is a summary of property and equipment:

	December 31, 2008	June 30, 2009	Estimated Useful Lives
		(unaudited)

Furniture and fixtures	$79,558	$79,558	7
Leasehold improvements	131,489	131,489	7
Computer equipment and software	43,394	43,677	3

Total	254,441	254,724
Less: accumulated depreciation and amortization	205,773	215,973

Net	$48,668	$38,751

Depreciation expense amounted to $15,816 and $10,200 for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

4. Inventories	Inventory is exclusively finished goods. As of December 31, 2008 and June 30, 2009, inventory has been reduced by reserves for excess and obsolete inventories of $40,000.

5. Accrued liabilities	Following is the detail of accrued liabilities:

	For the year ended December 31, 2008	For the six months ended June 30, 2009
		(unaudited)

Accrued compensation	$178,370	$198,575
Accrued professional fees	23,400	-
Other	24,830	76,652

Total	$226,600	$275,227

6. Income Taxes	The Company is taxed as a Sub S Corporation for Federal tax purposes and in certain states. A state income tax provision of $13,012 and $371 was recorded for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. There are no deferred taxes required to be recorded.

7. Benefit Plans	Pension Plan

The Company offers a 401(k) Pension Plan (the “Plan”) to full-time employees who have completed 90 days of service. Eligible employees may contribute the lessor of 15% of gross wages or the allowable limit as established by the Internal Revenue Service. The Company makes dollar-for-dollar matching contributions on the first 4% of employee contributions. Company contributions for the six months ended June 30, 2008 and year ended December 31, 2008 were $34,845 and $74,347, respectively. Company contributions for the six months ended June 30, 2009 were $40,505.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

8. Related Parties and Equity Investment	In 2006, the Company invested $20,000 in an entity for a 50% interest. The Company accounted for the investment under the equity method and, due to the recurring losses, such investment was zero at January 1 2008. During 2008, the Company had sales to this entity in the amount of $104,842 and accounts receivable of $182,867 as of December 31, 2008. During the six months ended June 30, 2009, the Company had sales to this entity in the amount of $46,521 and accounts receivable of $163,824 as of June 30, 2009. The receivables have been substantially reserved at December 31, 2008 and June 30, 2009.

Additionally, the majority shareholder of the Company owns 100% of an entity in which the Company had sales of $45,000 and $31,854 for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. The Company does not provide financial support to the entity nor does it share in gains or losses.

9. Commitments and Contingencies	Operating and Capital Leases
The Company leases its facilities under several operating lease agreements with varying expiration dates through 2010.

Minimum future rental payments under these non-cancelable operating leases as of December 31, 2008 are as follows:

Amount
2009	$193,363
2010	138,485
2011	-
2012	-
2013	-

Total minimum lease payments	$331,848

Legal

In the normal course of business, the Company is involved with commercial disputes with customers, suppliers, and others. There are currently no matters that could have a material impact on the Company’s financial condition or results of operations.

Denville Scientific Inc.

Notes to Consolidated Financial Statements

Periods Ended June 30, 2008 and 2009 are Unaudited

10. Subsequent Events	The Company signed a letter of intent dated May 11, 2009 for the purchase of substantially all its assets and liabilities. On September 2, 2009, Harvard Bioscience, Inc. and its newly formed wholly-owned subsidiary, DAC Acquisition Holding, Inc., acquired substantially all of the assets of the Company.